Exhibit 32.2

Certification by the Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, Deborah S. Maddocks, Vice President - Finance, of PAULA Financial, a Delaware corporation (the “Company”), each certify that:

(1)                                  The Company’s periodic report on Form 10-K for the period ended December 31, 2003 (the “Form 10-K”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The financial statements and disclosures contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

*     *     *

VICE PRESIDENT - FINANCE

/s/ Deborah S. Maddocks
Deborah S. Maddocks

Date:	March 30, 2004